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                                                                 EXHIBIT (g)(6)

                        FOREIGN CUSTODY MANAGER AGREEMENT


         AGREEMENT made as of December 15, 1999, between Westcore Trust (the "Fund") and The Bank of New York ("BNY").

                                  WITNESSETH:

         WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

         3. "MONITORING SYSTEM" shall mean the system established by BNY to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of this Agreement.

         4. "QUALIFIED FOREIGN BANK" shall have the meaning provided in the Rule.

         5. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

         6. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as the Rule became effective on June 16, 1997.

         7. "SECURITIES DEPOSITORY" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of the Rule.

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         8. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                   ARTICLE II
                        BNY AS A FOREIGN CUSTODY MANAGER

         1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

         2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

         3. BNY shall provide to the Board at least quarterly written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                   ARTICLE III
                                RESPONSIBILITIES

         1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such
(c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph
(c)(1) of the Rule and in the case of a Qualified Foreign Bank, any material change in the contract governing such

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arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and (e) advise the Fund whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of the Rule. Anything in this Agreement to the contrary notwithstanding, BNY shall in no event be deemed to have selected any Securities Depository the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such Securities Depository, or because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices in the relevant market (each, a "Compulsory Depository"); it being understood however, that for each Compulsory Depository utilized or intended to be utilized by the Fund, BNY may provide the Fund from time to time with information addressing the factors set forth in Section (c)(1) of the Rule and BNY's opinions with respect thereto in order to assist the Fund in determining the appropriateness of placing Fund assets therein.

         2. (a) For purposes of Clauses (a) and (b) of preceding Section 1 of this Article, with respect to Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, information gathered through BNY's subcustodian network, or through publicly available information otherwise obtained with respect to each such Securities Depository.

         (b) For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to,
(a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices,
(d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                   ARTICLE IV
                                 REPRESENTATIONS

         1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

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                                       4


         2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                    ARTICLE V
                                 CONCERNING BNY

         1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arise out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

         3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

         4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI
                                  MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Fund and BNY, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

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         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 370 17th Street, Suite 3100, Denver, Colorado 80202, or at such other place as the Fund may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.

         9. BNY warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by BNY and used to provide the Services under this Agreement are Year 2000 Compliant or will be made Year 2000 Compliant before December 31, 1999. With respect to software that BNY licenses from third parties and uses in providing the Services ("Third Party Software"), BNY warrants that it has used commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with BNY's standard practices, that the Third Party Software is Year 2000 Compliant. If BNY cannot certify any Third Party Software as Year 2000 compliant, BNY will use commercially reasonable efforts to replace such Third Party Software with software that is

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warranted or certified by its vendor as Year 2000 Compliant, if such replacement is available, compatible with BNY's Systems and deemed by BNY as appropriate under the circumstances. In the event that BNY uses third party service providers to provide the Services or any portion thereof ("Third Party Services"), BNY warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing Services are Year 2000 Compliant. As used herein, the term "Year 2000 Compliant" means that the Systems will function without material error caused by the introduction of dates falling on or after January 1, Year 2000. Notwithstanding the foregoing, Customer acknowledges and agrees that BNY cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by Customer or third parties, nor does BNY make any warranties hereunder with respect to any public utility, communications service provider, correspondent bank, securities depository, securities or commodities exchange, or funds transfer network.

         10. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

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         IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                                         WESTCORE TRUST


                                         By: /s/ Jasper R. Fontz
                                             ----------------------
                                                 Jasper R. Fontz
                                         Title:   Treasurer

                                         Tax Identification No.:


                                         THE BANK OF NEW YORK


                                         By: /s/ Stephen E. Grunston
                                             ----------------------
                                                 Stephen E. Grunston
                                         Title:   Vice President

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                                   SCHEDULE I

                               Specified Countries

COUNTRY/                                                         COUNTRY/
MARKET            SUBCUSTODIAN(S)                                MARKET               SUBCUSTODIAN(S)
--------          ---------------                                --------             ---------------
Argentina         BankBoston, N.A.                               Iceland              Landsbanki Islands

Australia         Commonwealth Bank of Australia/National        India                HSBC/Deutsche Bank AG
                  Australia Bank Limited

Austria           Bank Austria AG                                Indonesia            HSBC

Bahrain           HSBC Bank Middle East                          Ireland              Allied Irish Banks, plc

Bangladesh        Standard Chartered Bank                        Israel               Bank Leumi LE - Israel B.M.

Belgium           Banque Bruxelles Lambert                       Italy                Banca Commerciale Italiana/Paribas

Bermuda           Bank of Bermuda Limited                        Ivory Coast          Societe Generale de Banques en Cote d'Ivoire

Bolivia           Citibank, N.A.                                 Jamaica              CIBC Trust & Merchant Bank Jamaica Ltd.

Botswana          Stanbic Bank Botswana Limited                  Japan                The Bank of Tokyo-Mitsubishi Limited/The Fuji
                                                                                      Bank, Limited

Brazil            BankBoston, N.A.                               Jordan               HSBC Bank Middle East

Bulgaria          ING Bank                                       Kazakhstan           ABN/AMRO

Canada            Royal Bank of Canada                           Kenya                Stanbic Bank Kenya Limited

Chile             BankBoston, N.A.                               Latvia               Hansabanka Limited

China             Standard Chartered Bank                        Lebanon              HSBC Bank Middle East

Colombia          Cititrust Colombia S.A.                        Lithuania            Vilniaus Bankas

Costa Rica        Banco BCT                                      Luxembourg           Banque et Caisse d'Epargne de I'Etat

Croatia           Privredna Banka Zagreb d.d.                    Malaysia             HongKong Bank Malaysia Berhad

Cyprus            Bank of Cyprus                                 Malta                HSBC Bank Malta p.l.c.

Czech Republic    Ceskoslovenska Obchodni Banka A.S.             Mauritius            HSBC

Denmark           Den Danske Bank                                Mexico               Banco Nacional de Mexico

EASDAQ            Banque Bruxelles Lambert                       Morocco              Banque Commerciale du Maroc

Ecuador           Citibank, N.A.                                 Namibia              Stanbic Bank Namibia Limited

Egypt             Citibank, N.A.                                 Netherlands          MeesPierson

Estonia           Hansabank Limited                              New Zealand          Australia and New Zealand Banking Group

Euromarket        Cedelbank                                      Nigeria              Stanbic Merchant Bank Nigeria Limited

Euromarket        Euroclear                                      Norway               Den norske Bank ASA

Finland           Merita Bank plc                                Oman                 HSBC Bank Middle East

France            Paribas                                        Pakistan             Standard Chartered Bank

Germany           Dresdner Bank AG                               Panama               BankBoston, N.A.

Ghana             Merchant Bank (Ghana) Limited                  Peru                 Citibank, N.A.

Greece            Paribas                                        Philippines          HSBC

Hong Kong         HSBC                                           Poland               Bank Handlowy W Warszawie S.A.

Hungary           Citibank Budapest Rt.                          Portugal             Banco Comercial Portugues

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                                       2


COUNTRY/                                                         COUNTRY/
MARKET            SUBCUSTODIAN(S)                                MARKET               SUBCUSTODIAN(S)
--------          ---------------                                --------             ---------------
Romania           ING Bank                                       Taiwan               HSBC

Russia            Vneshtorgbank (Min Fin Bonds only)-Credit      Thailand             Standard Chartered Bank/Bangkok Bank Public
                  Suisse First Boston AO                                              Company Limited

Singapore         United Overseas Bank Limited/The Development   Trinidad & Tobago    Republic Bank Limited
                  Bank of Singapore Ltd.

Slovakia          Ceskoslovenska Obchodni Banka, a.s.            Tunisia              Banque Internationale Arabe de Tunisie

Slovenia          Bank Austria Creditanstalt d.d. Ljubljana      Turkey               Osmanli Bankasi A.S. (Ottoman Bank)

South Africa      The Standard Bank of South Africa Limited      Ukraine              ING Bank

South Korea       Standard Chartered Bank                        United Kingdom       The Bank of New York/First Chicago Clearing
                                                                                      Center

Spain             Banco Bibao Vizcaya                            United States        The Bank of New York

Sri Lanka         Standard Chartered Bank                        Uruguay              BankBoston, N.A.

Swaziland         Stanbic Bank Swaziland Limited                 Venezuela            Citibank, N.A.

Sweden            Skandinaviska Enskilda Banken                  Zambia               Stanbic Bank Zambia Limited

Switzerland       Union Bank of Switzerland/Credit Suisse        Zimbabwe             Stanbic Bank Zimbabwe Limited
                  First Boston